Exhibit 23(b)

                  CONSENT OF INDEPENDENT ACCOUNTANTS
                  ----------------------------------


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated 3 March 1999 relating to the financial statements of TXU Eastern Holdings Limited, a wholly owned subsidiary of Texas Utilities Company, which appears on page A-26 of Texas Utilities Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts and Legality" in such Registration Statement.



     /s/ PricewaterhouseCoopers

     PricewaterhouseCoopers
     London, England
     May 21, 1999